Blend Announces Third Quarter 2023 Financial Results

Third Quarter Results Meet Revenue and Operating Loss Targets for Third Consecutive Quarter

November 7, 2023

SAN FRANCISCO -- Blend Labs, Inc. (NYSE:BLND), a leader in cloud banking software, today announced its third quarter 2023 financial results.

“Blend’s third quarter results demonstrate the continued strength of our business model and the promise of our long-term vision. We delivered $40.6 million in total company revenue, well within the range we provided during our September Investor Day, driven in part by double-digit year-over-year growth in our consumer banking business revenue. Our mortgage business once again outperformed the broader origination market as our customers continue to utilize our cost-saving product add-ons. Finally, we achieved another material reduction in our cash burn as we inflect towards our ultimate goal of non-GAAP profitability,” said Nima Ghamsari, Head of Blend.

“Our third quarter results represent execution on both our revenue and operating loss targets for the third consecutive quarter. We are more focused than ever on delivering for our customers in a way that aligns with our long-term vision, and we believe we are in a strong position to continue our pace of innovation with speed, scale, and efficiency.”
Third Quarter 2023 Financial Highlights
Revenue

•Total company revenue was $40.6 million, composed of Platform revenue of $28.6 million and Title revenue of $11.9 million.
•Within the Platform segment, Mortgage Banking Suite revenue decreased by 11% year-over-year, to $20.3 million, amidst a 14% mortgage market volume decline over the same period as reported by the Mortgage Bankers Association.
•Consumer Banking Suite revenue totaled $6.2 million in 3Q23, an increase of 18% as compared to the prior-year period.
•Professional services revenue increased 18% year-over-year to $2.1 million.

Gross Margin & Profitability

•Blend GAAP gross profit margin was approximately 54%, up from 38% in 3Q22. Blend Non-GAAP gross profit margin was approximately 55%, up from 39% in 3Q22.
•GAAP Platform gross profit was $20.0 million in 3Q23, down from $20.1 million in 3Q22. Non-GAAP Platform gross profit was $20.2 million in 3Q23 and 3Q22.
•GAAP and Non-GAAP Software gross margins were 79%, in 3Q23, up compared to 76% on a GAAP and non-GAAP basis in 3Q22.
•GAAP loss from operations was $36.2 million, compared to $129.9 million in 3Q22. Non-GAAP loss from operations was $15.9 million, compared to $37.1 million in 3Q22.
•GAAP net loss per share attributable to common stockholders was $0.18 compared to $0.57 in 3Q22. Non-GAAP consolidated net loss per share was $0.09 compared to $0.19 in 3Q22.

Liquidity & Capital Resources

•As of September 30, 2023, Blend has cash, cash equivalents, and marketable securities, including restricted cash, totaling $252.3 million with total debt outstanding of $225.0 million in the form of the Company’s five-year term loan.

•Blend’s $25.0 million revolving line of credit remains undrawn as of such date.

Recent Business Highlights

•Deepening Mortgage Relationships: Blend’s mortgage suite economic value per funded loan rose to $86 in 3Q23 from $77 in 3Q22, representing continued adoption of its mortgage add-on products.
•Launched Blend IMB Essentials: Blend released a lower-cost edition of its mortgage suite specifically for retail independent mortgage banks that combines all the features most critical for their success in this challenging market at a highly competitive price point.
•Expanded Blend’s Income Product with MyPay: Blend’s recently added capability gives lenders the ability to pull Leave and Earnings Statements for borrowers with military and federal income. By adding the largest U.S. employer's payroll data source to its income waterfall, Blend has meaningfully improved income coverage for its customers.
•Builder Platform Driving Growth in Consumer Banking: As of 3Q23, more than one third of Blend customers are live or in active deployment with a consumer banking product.

Fourth Quarter 2023 Outlook
Blend is providing guidance for the fourth quarter of 2023 as follows:

$ in millions
Q4 2023 Guidance
Blend Platform Revenue	$25.0 - 30.0
Title Revenue	$9.5 - 10.5
Blend Labs, Inc. Consolidated Revenue	$34.5 - 40.5

Non-GAAP Net Operating Loss	$17.0 - 14.0

Blend’s 4Q23 guidance reflects an estimated 5% year-over-year decline in mortgage volumes from 4Q22 to 4Q23 as projected by the Mortgage Bankers Association.

Note that economic conditions, including those affecting the levels of real estate and mortgage activity, as well as the financial condition of some of our financial customers, remain highly uncertain.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Net Operating Loss outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information
On Tuesday, November 7, 2023 at 4:30 pm ET, Blend will host a live discussion of its third quarter 2023 financial results. A link to the live discussion will be made available on the Company's investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “Fourth Quarter 2023 Outlook” section above; Blend’s expectations regarding its financial condition and operating performance, including growth opportunities and plans for future operations and competitive positions; Blend’s products and technologies; Blend’s customers and customer relationships, including the businesses of such customers and their position in the market; Blend’s cost reduction efforts and ability to achieve profitability in the future; projections for in mortgage loan origination volumes, including projections provided by third parties; other macroeconomic and industry conditions; and Blend’s expectations for changes in revenue, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: changes in economic conditions, such as mortgage interest rates, credit availability, real estate prices, inflation or consumer confidence, adversely affect our industry, markets and business, we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; our restructuring actions do not result in the desired outcomes or adversely affect our business, or impairment charges on certain assets have an adverse effect on our financial condition and results of operations. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2022, our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Key Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross profit margin, non-GAAP software gross margin, non-GAAP Platform gross profit, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net operating loss, and non-GAAP consolidated net loss per share. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.

We adjust the following items from our non-GAAP financial measures as detailed in the reconciliations below:

Stock-based compensation and amortization of warrant. We exclude stock-based compensation and amortization of warrant, which are non-cash expenses, from our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Compensation realignment costs. We exclude the compensation realignment costs incurred in connection with the change in our compensation strategy from our non-GAAP financial measures. These costs relate to amortization of one-time two-installment cash bonus payment made to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program. We believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Impairment of intangible assets and goodwill. We exclude impairment of intangible assets and goodwill, which are non-cash charges, from our non-GAAP financial measures. These charges are unusual in nature and we do not believe these charges have a direct correlation to the operation of our business.

Restructuring costs. We exclude restructuring costs as these costs primarily include employee severance, executive transition costs and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Litigation contingencies. We exclude costs related to litigation contingencies, which represent reserves for legal settlements. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Transaction-related costs. We exclude costs related to mergers and acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Income taxes. We exclude non-cash non-recurring tax benefits from our non-GAAP financial measures. These tax benefits consist of the changes in the valuation allowance resulting from acquisitions and from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes.

In addition, our non-GAAP financial measures include measures related to our liquidity, such as free cash flow, unlevered free cash flow and free cash flow margin. Free cash flow is defined as net cash flow from operating activities less cash spent on additions to property, equipment, internal-use software and intangible assets. Unlevered free cash flow is defined as free cash flow plus cash paid for interest on our outstanding debt. Free cash flow margin is defined as free cash flow divided by total revenue. We believe information regarding free cash flow, free cash flow margin and unlevered free cash flow provide useful information to investors as a basis for comparing our performance with other companies in our industry and as a measurement of the cash generation that is available to invest in our business and meet our financing needs. However, given our debt service obligations (including the existing $225 million term loan under our credit agreement due in June 2026) and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenditures.

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

About Blend
Blend is the infrastructure powering the future of banking. Financial providers — from large banks, fintechs, and credit unions to community and independent mortgage banks — use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit www.blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$84,555	$124,199
Marketable securities and other investments	160,406	229,948
Trade and other receivables, net of allowance for credit losses of $198 and $436, respectively	19,583	22,718
Prepaid expenses and other current assets	18,645	19,231
Total current assets	283,189	396,096
Property and equipment, net	4,451	5,742
Operating lease right-of-use assets	9,411	11,668
Intangible assets, net	2,114	2,127
Deferred contract costs	2,233	1,691
Restricted cash, non-current	7,294	5,358
Other non-current assets	9,662	10,082
Total assets	$318,354	$432,764
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,121	$1,260
Deferred revenue	10,056	8,695
Accrued compensation	9,867	10,059
Other current liabilities	14,768	15,459
Total current liabilities	36,812	35,473
Operating lease liabilities, non-current	8,135	11,091
Other non-current liabilities	3,356	5,478
Debt, non-current, net	219,005	216,801
Total liabilities	267,308	268,843
Commitments and contingencies
Redeemable noncontrolling interest	44,754	40,749
Stockholders’ equity:
Preferred stock, $0.00001 par value: 200,000 shares authorized and no shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Class A, Class B and Class C Common Stock, $0.00001 par value: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized; 247,946 (Class A 238,045, Class B 9,901, Class C 0) and 240,931 (Class A 230,210, Class B 10,721, Class C 0) shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	1,318,037	1,286,815
Accumulated other comprehensive loss	(402)	(708)
Accumulated deficit	(1,311,345)	(1,162,937)
Total stockholders’ equity	6,292	123,172
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$318,354	$432,764

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Software	$26,505	$28,161	$77,590	$90,345
Professional services	2,137	1,808	6,087	5,801
Title	11,949	25,384	37,065	96,270
Total revenue	40,591	55,353	120,742	192,416
Cost of revenue
Software	5,675	6,809	16,964	24,151
Professional services	2,937	3,084	8,448	11,371
Title	9,916	24,350	33,921	81,650
Total cost of revenue	18,528	34,243	59,333	117,172
Gross profit	22,063	21,110	61,409	75,244
Operating expenses:
Research and development	18,826	34,240	67,174	104,846
Sales and marketing	14,494	20,518	48,190	65,297
General and administrative	15,819	32,140	56,146	105,714
Amortization of acquired intangible assets	—	275	—	8,411
Impairment of intangible assets and goodwill	—	57,857	—	449,680
Restructuring	9,122	5,936	24,254	12,316
Total operating expenses	58,261	150,966	195,764	746,264
Loss from operations	(36,198)	(129,856)	(134,355)	(671,020)
Interest expense	(8,210)	(6,158)	(23,726)	(17,442)
Other income (expense), net	2,632	3,281	8,746	3,378
Loss before income taxes	(41,776)	(132,733)	(149,335)	(685,084)
Income tax (expense) benefit	(44)	(14)	(168)	2,717
Net loss	(41,820)	(132,747)	(149,503)	(682,367)
Less: Net loss attributable to noncontrolling interest	60	6,619	1,095	42,764
Net loss attributable to Blend Labs, Inc.	(41,760)	(126,128)	(148,408)	(639,603)
Less: Accretion of redeemable noncontrolling interest to redemption value	(1,452)	(7,847)	(5,100)	(46,297)
Net loss attributable to Blend Labs, Inc. common stockholders	$(43,212)	$(133,975)	$(153,508)	$(685,900)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic and diluted	$(0.18)	$(0.57)	$(0.63)	$(2.95)
Weighted average shares used in calculating net loss per share:
Basic and diluted	246,410	235,267	244,057	232,717

Comprehensive loss:
Net loss	$(41,820)	$(132,747)	$(149,503)	$(682,367)
Unrealized gain (loss) on marketable securities	181	835	229	(1,512)
Foreign currency translation gain	106	55	77	160
Comprehensive loss	(41,533)	(131,857)	(149,197)	(683,719)
Less: Comprehensive loss attributable to noncontrolling interest	60	6,619	1,095	42,764
Comprehensive loss attributable to Blend Labs, Inc.	$(41,473)	$(125,238)	$(148,102)	$(640,955)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating activities
Net loss	$(41,820)	$(132,747)	$(149,503)	$(682,367)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	9,042	27,951	39,798	81,511
Depreciation and amortization	600	929	1,856	10,153
Impairment of intangible assets and goodwill	—	57,857	—	449,680
Amortization of deferred contract costs	682	1,133	2,427	3,560
Amortization of debt discount and issuance costs	790	747	2,279	2,187
Amortization of operating lease right-of-use assets	835	1,025	2,450	2,661
Release of valuation allowance and change in deferred taxes	—	—	—	(2,864)
Gain on investment in equity securities	—	(2,884)	—	(2,884)
Other	(1,285)	501	(4,657)	1,960
Changes in operating assets and liabilities:
Trade and other receivables	1,709	3,423	3,029	7,162
Prepaid expenses and other assets, current and non-current	2,415	(4,173)	(1,496)	3,824
Deferred contract costs, non-current	234	701	(542)	2,222
Accounts payable	(1,028)	(752)	861	(3,610)
Deferred revenue	(1,914)	(2,087)	1,361	1,891
Accrued compensation	5,126	4,177	(192)	(4,387)
Operating lease liabilities	(1,027)	(822)	(2,944)	(2,663)
Other liabilities, current and non-current	(246)	(5,464)	(1,657)	(11,121)
Net cash used in operating activities	(25,887)	(50,485)	(106,930)	(143,085)
Investing activities
Purchases of marketable securities	(8,324)	(46,463)	(203,281)	(96,218)
Maturities of marketable securities	80,146	78,096	277,855	139,872
Additions to property, equipment, internal-use software and intangible assets	(31)	(446)	(505)	(1,610)
Net cash provided by investing activities	71,791	31,187	74,069	42,044
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	(2)	940	20	2,570
Taxes paid related to net share settlement of equity awards	(1,325)	—	(4,857)	—
Payment of initial public offering costs	—	—	—	(391)
Net cash (used in) provided by financing activities	(1,327)	940	(4,837)	2,179
Effect of exchange rates on cash, cash equivalents, and restricted cash	(23)	55	(10)	160
Net increase (decrease) in cash, cash equivalents, and restricted cash	44,554	(18,303)	(37,708)	(98,702)
Cash, cash equivalents, and restricted cash at beginning of period	47,295	138,041	129,557	218,440
Cash, cash equivalents, and restricted cash at end of period	$91,849	$119,738	$91,849	$119,738
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$84,555	$114,380	$84,555	$114,380
Restricted cash	7,294	5,358	7,294	5,358
Total cash, cash equivalents, and restricted cash	$91,849	$119,738	$91,849	$119,738
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$53	$48	$190
Cash paid for interest	$7,364	$8,889	$21,464	$18,558
Supplemental disclosure of non-cash investing and financing activities:
Vesting of early exercised stock options	$230	$530	$1,244	$3,673
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$—	$660	$327	$977
Accretion of redeemable noncontrolling interest to redemption value	$1,452	$7,847	$5,100	$46,297

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2023		2022
Blend Platform revenue:					YoY change
Mortgage Suite	$20,306	71%	$22,897	76%	(11)%
Consumer Banking Suite	6,199	22%	5,264	18%	18%
Total Software revenue	26,505	93%	28,161	94%	(6)%
Professional services	2,137	7%	1,808	6%	18%
Total Blend Platform revenue	28,642	100%	29,969	100%	(4)%
Title revenue:
Traditional	8,701	73%	19,303	76%	(55)%
Digitally-enabled	3,248	27%	6,081	24%	(47)%
Total Title revenue	11,949	100%	25,384	100%	(53)%
Total revenue	$40,591		$55,353		(27)%

	Nine Months Ended September 30,
	2023		2022
Blend Platform revenue:					YoY change
Mortgage Suite	$60,371	72%	$76,627	80%	(21)%
Consumer Banking Suite	17,219	21%	13,718	14%	26%
Total Software revenue	77,590	93%	90,345	94%	(14)%
Professional services	6,087	7%	5,801	6%	5%
Total Blend Platform revenue	83,677	100%	96,146	100%	(13)%
Title revenue:
Traditional	27,492	74%	89,895	93%	(69)%
Digitally-enabled	9,573	26%	6,375	7%	50%
Total Title revenue	37,065	100%	96,270	100%	(61)%
Total revenue	$120,742		$192,416		(37)%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software	$20,830	79%	$8	$20,838	79%
Professional services	(800)	(37)%	210	(590)	(28)%
Total Blend Platform	20,030	70%	218	20,248	71%
Title	2,033	17%	9	2,042	17%
Total	$22,063	54%	$227	$22,290	55%

	Three Months Ended September 30, 2022
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software	$21,352	76%	$24	$21,376	76%
Professional services	(1,276)	(71)%	148	(1,128)	(62)%
Total Blend Platform	20,076	67%	172	20,248	68%
Title	1,034	4%	280	1,314	5%
Total	$21,110	38%	$452	$21,562	39%

	Nine Months Ended September 30, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software	$60,626	78%	$30	$60,656	78%
Professional services	(2,361)	(39)%	803	(1,558)	(26)%
Total Blend Platform	58,265	70%	833	59,098	71%
Title	3,144	8%	146	3,290	9%
Total	$61,409	51%	$979	$62,388	52%

	Nine Months Ended September 30, 2022
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software	$66,194	73%	$40	$66,234	73%
Professional services	(5,570)	(96)%	687	(4,883)	(84)%
Total Blend Platform	60,624	63%	727	61,351	64%
Title	14,620	15%	768	15,388	16%
Total	$75,244	39%	$1,495	$76,739	40%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP operating expenses	$58,261	$150,966	$195,764	$746,264
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	8,815	27,499	38,819	80,040
Compensation realignment costs(2)	1,289	—	4,163	—
Amortization of acquired intangible assets(3)	—	275	—	8,411
Impairment of intangible assets and goodwill(4)	—	57,857	—	449,680
Restructuring(5)	9,122	5,936	24,254	12,316
Litigation contingencies(6)	—	—	(245)	—
Transaction-related costs(7)	857	732	1,891	2,956
Non-GAAP operating expenses	$38,178	$58,667	$126,882	$192,861

GAAP loss from operations	$(36,198)	$(129,856)	$(134,355)	$(671,020)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	9,042	27,951	39,798	81,535
Compensation realignment costs(2)	1,289	—	4,163	—
Amortization of acquired intangible assets(3)	—	275	—	8,411
Impairment of intangible assets and goodwill(4)	—	57,857	—	449,680
Restructuring(5)	9,122	5,936	24,254	12,316
Litigation contingencies(6)	—	—	(245)	—
Transaction-related costs(7)	857	732	1,891	2,956
Non-GAAP loss from operations	$(15,888)	$(37,105)	$(64,494)	$(116,122)

GAAP net loss	$(41,820)	$(132,747)	$(149,503)	$(682,367)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	9,042	27,951	39,798	81,535
Compensation realignment costs(2)	1,289	—	4,163	—
Amortization of acquired intangible assets(3)	—	275	—	8,411
Impairment of intangible assets and goodwill(4)	—	57,857	—	449,680
Restructuring(5)	9,122	5,936	24,254	12,316
Litigation contingencies(6)	—	—	(245)	—
Transaction-related costs(7)	857	732	1,891	2,956
Gain on investment in equity securities(8)	—	(2,884)	—	(2,884)
Foreign currency gains and losses(9)	74	122	(83)	349
Income tax benefit(10)	—	—	—	(2,864)
Non-GAAP net loss	$(21,436)	$(42,758)	$(79,725)	$(132,868)

GAAP basic net loss per share	$(0.18)	$(0.57)	$(0.63)	$(2.95)
Non-GAAP adjustments:
Net loss attributable to noncontrolling interest(11)	—	(0.03)	—	(0.18)
Accretion of redeemable noncontrolling interest to redemption value(11)	0.01	0.03	0.02	0.20
Stock-based compensation(1) and amortization of warrant	0.03	0.11	0.16	0.36
Compensation realignment costs(2)	0.01	—	0.02	—
Amortization of acquired intangible assets(3)	—	—	—	0.04
Impairment of intangible assets and goodwill(4)	—	0.25	—	1.93
Restructuring(5)	0.04	0.03	0.09	0.05
Litigation contingencies(6)	—	—	—	—
Transaction-related costs(7)	—	—	0.01	0.01
Gain on investment in equity securities(8)	—	(0.01)	—	(0.01)
Foreign currency gains and losses(9)	—	—	—	—
Income tax benefit(10)	—	—	—	(0.01)
Non-GAAP basic net loss per share	$(0.09)	$(0.19)	$(0.33)	$(0.56)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash used in operating activities	$(25,887)	$(50,485)	$(106,930)	$(143,085)
Additions to property, equipment, internal-use software and intangible assets	(31)	(446)	(505)	(1,610)
Free cash flow	(25,918)	(50,931)	(107,435)	(144,695)
Cash paid for interest	7,364	8,889	21,464	18,558
Unlevered free cash flow	$(18,554)	$(42,042)	$(85,971)	$(126,137)

Revenue	$40,591	$55,353	$120,742	$192,416
Free cash flow margin	(64)%	(92)%	(89)%	(75)%

Notes:
	Three Months Ended September 30,		Nine Months Ended September 30,
(1) Stock-based compensation by function:	2023	2022	2023	2022
Cost of revenue	$227	$452	$979	$1,495
Research and development	4,090	12,274	17,050	34,656
Sales and marketing	1,577	2,749	6,291	8,451
General and administrative	3,148	12,476	15,478	36,909
Total	$9,042	$27,951	$39,798	$81,511

(2) Compensation realignment costs relate to amortization of one-time cash bonus payment (paid in two installments in March and May 2023) to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program.
(3) Amortization of acquired intangible assets represents non-cash amortization of customer relationships acquired in connection with the Title365 acquisition.
(4) Impairment of intangible assets and goodwill relates to charges recorded based on the results of the interim quantitative impairment analysis performed in the three months ended June 30, 2022 and in the three months ended September 30, 2022, in response to certain triggering events, such as a continued decline in economic and market conditions, decline in our market capitalization, and current and projected declines in the operating results of the Title365 reporting unit.
(5) The restructuring charges relate to our workforce reduction plans executed as part of our broader efforts to improve cost efficiency and better align our operating structure with our business activities.

(6) Litigation contingencies represent reserves for legal settlements that are unusual or infrequent costs associated with our operating activities.
(7) Transaction-related costs include non-recurring due diligence, consulting, and integration costs recorded within general and administrative expense.
(8) Gain on investment in equity securities represents an adjustment to the carrying value of the non-marketable security without a readily determinable fair value to reflect observable price changes.
(9) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(10) Income tax benefit represents the non-recurring release of historical valuation allowance resulting from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes.

(11) Net loss attributable to noncontrolling interest and accretion of redeemable noncontrolling interest to redemption value relate to the 9.9% non-controlling interest in our Title365 subsidiary.

Contacts:

Investor Relations
Bryan Michaleski
ir@blend.com

Media
press@blend.com